MOJO REPUBLIK	MGR INT:______________________ Advertising/ Service Agreement 09/10/2008
SALES PERSON(S):______________________
PARTIES:
Pursuant to this agreement MOJOREPUBLIK.COM, which is owned by MojoRepublik, LLC of 1505 Dusty Canyon St., Henderson, NV 89052 and “Advertiser”, also known as MGM MIRAGE Operations, Inc., of: 3799 Las Vegas Boulevard South, Las Vegas, NV 89109, Advertiser agrees to pay to MojoRepublik, LLC the amount of $820 each month for a total of three (3) months following the service of scope, fees, service terms and payment terms set within this agreement (The terms and conditions set forth in this insertion order are superseded by the terms and conditions agreed to by and between MojoRepublik and MRM MIRAGE Operations Inc, dated 9/2/2008.):

1.0	Service Scope:
-	Site-Wide Advertising
-	Newsletter Advertising

2.0 Fees
ITEM/SERVICE	QTY	RATE/WK (13WKS)	RATE/WK (26WKS)	COST
Site Wide Right Column Ad (160 x 300 pixels)	3	$1800.00	$500.00		$1500.00
Newsletter- Column Ad (160 x 300 pixels)	3	$1400.00	$320.00		$960.00
Site-Wide Skin (1352 x 724 pixels)	1	$3000.00	$410.00		$410.00
			Subtotal		$2870.00
Site-Wide Skin: included in first month’s insertion			Discount-		$410.00
			Subtotal		2460.00
Tax			7.75%	$	- 0.00
Total					$0.00

CUST INT:____________________

MOJO REPUBLIK	MGR INT:______________________ Advertising/ Service Agreement 09/10/2008

3.0 PAYMENT TERMS:

Based on a three (3) month agreement, starting the date of this signed agreement the weekly fees total, in four (4) week increments, the amount of $820 will be due-in-full thirty (30) days after the start of service 09/15/08, and then the 1st of each month preceding the month which all services will be rendered to the advertiser. MOJOREPUBLIK.COM reserves the right to hold Advertiser and its authorized advertising agent jointly and severally liable for any and all amounts owed.

4.0 RIGHT TO REFUSE UNACCEPTABLE ADVERTISING:

MOJOREPUBLIK.COM reserves the right to refuse any advertisement sponsorship banner that does not completely conform to every detail, instruction, method, and guideline set in the Technical Specifications which can be found on the MOJOREPUBLIK.COM Web Site. MOJOREPUBLIK.COM reserves the right to refuse any advertisement graphic that does not arrive in seven days before the Advertiser would like the banner to be produced online. MOJOREPUBLIK.COM does not accept advertising from companies that produce or provide tobacco, alcohol, or pornographic products or services (which MOJOREPUBLIK.COM shall have complete discretion to define), or their subsidiaries, or foundations funded by such companies whose function is to improve acceptance of such products by the public. This Agreement is voidable by MOJOREPUBLIK.COM immediately if Advertiser fails to disclose (or conceals or misrepresents) and involvement with tobacco, alcohol, or pornographic products or services. In addition, MOJOREPUBLIK.COM may in its complete discretion refuse the use of any other advertising that it deems to be inappropriate.

5.0 TRUTH IN ADVERTISING/ INDEMNIFICATION FOR LIABILITY:

Advertiser is solely responsible for any legal liability arising out of or relating to (1) the Advertisement, and/or (2) any material to which users can link through the Advertisement. Advertiser represents and warrants that the Advertisement and Link comply with MOJOREPUBLIK.COM’s advertising standards; and that it holds the necessary rights to permit the use of the Advertisement and Link by MOJOREPUBLIK.COM for the purpose of this Agreement; and that the use, reproduction, distribution, or transmission, of the Advertisement will not violate any criminal laws or any rights of any third parties, including, but not limited to, such violations as infringement or misappropriation of any copyright, patent, trademark, trade secret, music, image, or other proprietary or property right, false advertising, unfair competition, defamation, invasion of privacy or rights of celebrity, violation of any antidiscrimination law or regulation, or any other right of any person or entity. Advertiser agrees to indemnify MOJOREPUBLIK.COM and to hold MOJOREPUBLIK.COM harmless from any and all liability, loss, damages, claims, or causes of action, including reasonable legal fees and expenses that may be incurred by MOJOREPUBLIK.COM, arising out of or related to Advertiser’s breach of any of the foregoing representations and warranties. Advertiser agrees to request that MOJOREPUBLIK.COM be listed as an additional insured on any policy issued to the Advertiser pursuant to which there could be coverage for any of the forms of legal liability described in this paragraph.

6.0 LIMITAION ON DAMAGES:

IN NO EVENT WILL MOJOREPUBLIK.COM BE LIABLE TO SPONSOR FOR ANY SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, AND WHETHER OR NOT MOJOREPUBLIK.COM HAS BEEN ADVISED OF THE POSSIBLITY OF SUCH DAMAGE.

7.0 ASSIGNMENT:

Advertiser may not assign this agreement, in whole or in part, without MOJOREPUBLIK.COM’s written consent. Any attempt to assign this Agreement without such consent will be null and void.

8.0 GOVERNING LAW:

This Agreement will be governed by and construed in accordance with the laws of the State of Nevada.

MOJO REPUBLIK	MGR INT:______________________ Advertising/ Service Agreement 09/10/2008

9.0 ENTIRE AGREEMENT:

This Agreement and any and all exhibits and attachments are the complete and exclusive agreement between the parties with respect to the subject matter hereof, superseding and replacing any and all prior agreements, communications, and understandings (both written and oral) regarding such subject matter, provided that all pricing will be governed by MOJOREPUBLIK.COM’s Pricing Information, whether printed on paper or electronically. The terms and conditions of this Agreement will prevail over any contrary or inconsistent terms in any purchase order. This Agreement may only be modified, or any rights under it waived, by a written document executed by both parties.

ADVERTISING ORDER INSERTION FORM

Company Name:  MGM MIRAGE
Billing Address:  Internet Marketing & Operations 3799 Las Vegas Blvd S, Ste 328 MallStop
City, State: Las Vegas, NV
Zip Code, Country: 89109
Advertising Contact Name: Allison Aprile
Advertising Contact Phone Number:   702-891-1733
Advertising Contact Fax Number:        702-891-1688
Advertising Contact Email:  aaprile@mgmmirage.com
Billing Contact Name:  Yecenid Certaya
Billing Contact Phone Number:  702-891-1680
Billing Contact Fax Number:  702-891-1688
Billing Contact Email:  ycertaya@mgmmirage.com
Start Date:  9/25/08-12/31/08
URL to Link to:______________________________________________________________________
Credit/Debit Card (Guarantee): VISA  MC  AMEX  Card#:_____-_____-_____-_____ Last 3#______.

ACCEPTANCE OF THIS AGREEMENT AS OUTLINED ABOVE:

__________________________________/DJ Esquivel              /9/27/08
MOJOREPUBLIK.COM Signature                    Name                           Date

__________________________________/Lea Cooper            /9/25/08
Authorized Advertiser Representative          Name                           Date

Please email all advertising graphics to info@mojorepublik.com.

Upon completion of this Agreement and insertion Order, please sign and fax to 702-932-0914. If you have any questions, please contact us by email at info@mojorepublik.com, or by phone at (866) 646-8168